UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 23, 2020
(Date of earliest event reported)

UBS-Barclays Commercial Mortgage Trust 2012-C2
(Central Index Key Number 0001552328)
(Exact name of issuing entity)

UBS Real Estate Securities Inc.
(Central Index Key Number 0001541886)
Barclays Bank PLC
(Central Index Key Number 0000312070)
Starwood Mortgage Funding II LLC (formerly known as Archetype Mortgage Funding II LLC)
(Central Index Key Number 0001682523)
KeyBank National Association
(Central Index Key Number 0001089877)

UBS Commercial Mortgage Securitization Corp.
(Central Index Key Number 0001532799)
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-227784-05
(Commission File No.)

45-3587479
(IRS Employer Identification No.)

1285 Avenue of the Americas
New York, New York
(Address of principal executive offices)

10019
(Zip Code)

212-713-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communitications pursuant to Rule 13e-4(c) under th Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 6.02 Change of Servicer or Trustee.
Pursuant to Section 3.22 of the pooling and servicing agreement filed as Exhibit 4 to the Form 8-K filed by the Trust with the Securities and Exchange Commission on July 16, 2012 (the “Pooling and Servicing Agreement”) relating to the issuing entity known as UBS-Barclays Commercial Mortgage Trust 2012-C2 (the "Trust"), the Directing Holder under (and as defined in) the Pooling and Servicing Agreement, removed CWCapital Asset Management LLC ("CWCapital"), as special servicer under the Pooling and Servicing Agreement and appointed Rialto Capital Advisors, LLC, a Delaware limited liability company ("RCA"), as the replacement special servicer under the Pooling and Servicing Agreement. The removal of CWCapital as special servicer and appointment of RCA as replacement special servicer under the Pooling and Servicing Agreement is effective as of June 23, 2020. Initially cpaitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

Pursuant to Section 3.22 of the Pooling and Servicing Agreement, the Directing Holder has the right, so long as no Control Termination Event (as defined in the Pooling and Servicing Agreement) has occurred and is continuing, to terminate the existing special servicer at any time, with or without cause, and appoint a replacement special servicer.

The Special Servicer

RCA will serve as Special Servicer pursuant to the terms of (and as defined in) the Pooling and Servicing Agreement. The Special Servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent.

RCA maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar. RCA is also rated by Kroll Bond Rating Agency and DBRS.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”) and Securities and Exchange Commission registered investments adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar, a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of March 31, 2020, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $4.8 billion of regulatory assets under management in the aggregate. Of the ten Funds, five are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of March 31, 2020, RCM has underwritten and purchased, primarily for the Funds, over $7.6 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 119 securitizations totaling approximately $125 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 233 employees as of March 31, 2020 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of Certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of March 31, 2020, RCA and its affiliates were actively special servicing approximately 220 portfolio loans (and REO properties) with an unpaid principal balance of approximately $3.37 billion (see footnote 2 to the chart below).

RCA is also currently performing special servicing for approximately 121 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 7,990 assets with an unpaid principal balance at securitization of approximately $126.0 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019	As of 3/31/2020
Number of CMBS Pools Named Special Servicer	90	105	120	121
Approximate Aggregate Unpaid Principal Balance(1)	$91.8 billion	$110.9 billion	$125.0 billion	$126.0 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	77	136	179	220
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$1.1 billion	$2.02 billion	$2.55 billion	$3.37 billion

(1) Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2) Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard under the Pooling and Servicing Agreement.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

From time to time, RCA and/or its affiliates may purchase securities, including CMBS certificates. RCA and/or its affiliates may purchase certificates issued by the issuing entity in the secondary market. Any such party will have the right to dispose of such certificates at any time.

The information set forth above under the heading “The Special Servicer” has been provided by RCA.

A description of additional material terms of the Pooling and Servicing Agreement regarding the role of the special servicer, including limitations on the special servicer's liability under the Pooling and Servicing Agreement and terms regarding the special servicer's removal, replacement, resignation or transfer, is included in the Prospectus Supplement filed by UBS-Barclays Commercial Mortgage Trust 2012-C2 on July 16, 2012 and filed with the Securities and Exchange Commission (SEC File Number 333-177354-02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UBS Commercial Mortgage Securitization Corp.
(Registrant)

Date: June 23, 2020
By: /s/ Nicholas Galeone
Name: Nicholas Galeone
Title: President

By: /s/ David Schell
Name: David Schell
Title: Managing Director